FIRST AMENDMENT
TO EMPLOYMENT AGREEMENT
(Kirk Stingley)

This First Amendment (this “Amendment”) to the Employment Agreement dated effective as of the 2nd day of June, 2008 (the “Employment Agreement”) is effective as of the 30th day of October, 2009 (the “Effective Date”).  This Amendment is by and between Eternal Energy Corp. (the “Company”) and Kirk Stingley (“Executive”).  The Company and Executive are all of the parties to the Employment Agreement.  This Amendment is made pursuant to the terms of the Section entitled “Amendment and Waiver” of the Paragraph in the Employment Agreement entitled “Miscellaneous.”  Capitalized terms not defined in this Amendment shall have the meaning given such terms in the Employment Agreement.

1.           The parties hereby delete the text of the Paragraph entitled “2.  Term of Agreement” of the Employment Agreement in its entirety and substitute the following in its place:

“2.           Term of Agreement.  The term of this Agreement shall commence on the Effective Date and shall continue through and including September 1, 2010, subject to the provisions of the Section in this Agreement entitled “Termination or Expiration of Agreement,” (the “Term”).  Notwithstanding the foregoing, the provisions of the Sections in this Agreement entitled “Non-competition; Secrecy,” “Representations and Warranties” and “Miscellaneous” shall survive, and continue in full force and effect, after any termination or expiration of this Agreement, irrespective of the reason for the termination or any claim that the termination was wrongful or illegal.”

2.           The parties hereby delete the text of the Subsection entitled “4.1.5 “Good Reason” of the Paragraph entitled “4. Termination or Expiration of Agreement” of the Employment Agreement in its entirety and substitute the following in its place:

“5.1.5                      “Good Reason.”  As used in this Agreement, “Good Reason” means the occurrence of any of the following without Executive’s prior written consent and in the absence of any circumstance that constitutes Cause: (i) the regular assignment to Executive of duties materially inconsistent with the position and status of Executive; (ii) a material reduction in the nature, status or prestige of Executive’s responsibilities or a materially detrimental change in Executive’s title or reporting level, excluding for this purpose an isolated, insubstantial or inadvertent action by the Company which is remedied by the Company promptly after the Company’s receipt of written notice from Executive; (iii) a reduction by the Company of Executive’s annual Base Salary; or (iv) if Executive shall be required to perform his duties for the Company at a physical location which is more than twenty miles from 2549 West Main Street, Littleton, CO  80120 or if the Company’s principal office is moved to a location which is more than twenty miles from 2549 West Main Street, Littleton, CO  80120.”

3.           The parties hereby incorporate the text of the Paragraph of the Employment Agreement entitled “Miscellaneous” into this Amendment by this reference.

4.           Except as amended by this First Amendment, the parties reconfirm the Employment Agreement.

5.           For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.  The Amendment may be circulated for signature through facsimile transmission and all signatures so obtained and transmitted shall be deemed for all purposes under this Amendment to be original signatures until such time as original counterparts are exchanged by the parties.

IN WITNESS WHEREOF, the parties agree that this Amendment shall be effective as of and from and after the Effective Date.

Executive:	Eternal Energy Corp.

/s/ Kirk A. Stingley	By:	/s/ Brad Colby
Kirk Stingley		Brad Colby, Chief Executive Officer